Exhibit 10.2

Amendment No. 4 to Credit Agreement

This Amendment No. 4 to Credit Agreement (this “Amendment”) is made as of April ___, 2020 (the “Amendment Effective Date”), by and among Twin Disc, Incorporated, a Wisconsin corporation (“Borrower”), and BMO Harris Bank N.A., a national banking association (the “Bank”).

Preliminary Statements

A.     Bank has made certain loans (the “Loans”) and other credit extensions to Borrower pursuant to that certain Credit Agreement, dated as of June 29, 2018 (collectively, as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.     In connection with Borrower’s incurrence of the SBA PPP Loan (defined herein), the parties hereby desire to amend certain provisions of the Credit Agreement and certain other agreements related to the Loans and related credit extensions as contemplated by the Credit Agreement, including, without limitation, the Loan Documents (as defined in the Credit Agreement) (collectively, the “Loan Documents”). Any and all capitalized terms in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement as amended by this Amendment.

Agreements

In consideration of the mutual covenants and provisions of this Amendment, the parties agree as follows:

Section 1.     Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1          Section 9.22 – SBA PPP Loan Provisions. The following new Section is hereby added as the last section of the Credit Agreement and shall provide as follows:

“Section 9.22.     SBA PPP Loan Provisions.

(a)          Defined Terms. The following terms shall have the meanings set forth below:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations, as amended from time to time.

“CARES Forgivable Uses” means uses of proceeds of an SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.

“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means a loan incurred by Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

“SBA PPP Loan Date” means the date on which Borrower receives the proceeds of the SBA PPP Loan.

“SBA PPP Note” means a promissory note evidencing the SBA PPP Loan, executed by Borrower in favor of Bank.

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

(b)          Affirmative Covenants.

(i)     Borrower shall (i) use all of the proceeds of the SBA PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of the SBA PPP Loan, which as of the date hereof requires that Borrower use not less than 75% of the SBA PPP Loan proceeds for CARES Payroll Costs and (ii) use commercially reasonable efforts to conduct its business in a manner that maximizes the amount of the SBA PPP Loan that is forgiven.

(ii)     Notwithstanding anything contained in the Credit Agreement, Borrower shall maintain the proceeds of the SBA PPP Loan in an account that does not sweep funds and apply them to the Obligations.

(iii)     Borrower shall (A) maintain all records required to be submitted in connection with the forgiveness of the SBA PPP Loan, (B) apply for forgiveness of the SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act within 30 days after the last day of the eight week period immediately following the SBA PPP Loan Date and (C) provide Bank with a copy of its application for forgiveness and all supporting documentation required by the SBA or the SBA PPP Loan lender in connection with the forgiveness of the SBA PPP Loan.

(c)        Event of Default. Failure to comply with this Section or any provision of the SBA PPP Note shall constitute an Event of Default under the Credit Agreement.”

1.2       SBA PPP Loan. Notwithstanding anything contained in the Credit Agreement, including any restrictions on the ability of Borrower to incur Indebtedness for Borrowed Money or other indebtedness, Borrower may incur indebtedness in the form of the SBA PPP Loan. Borrower acknowledges and agrees that the terms and conditions of the SBA PPP Loan shall be governed by this Amendment, the SBA PPP Note, the Credit Agreement and the other Loan Documents.

1.3         Mandatory Prepayment. Notwithstanding anything contained in the Credit Agreement, the incurrence by Borrower of a SBA PPP Loan shall not trigger a mandatory prepayment or constitute a prepayment event under the Credit Agreement.

1.4         Treatment of SBA PPP Loan in Loan Covenants. Notwithstanding anything contained in the Credit Agreement, the SBA PPP Loan (other than interest thereon, to the extent not eligible for forgiveness) shall be disregarded for purposes of calculating financial covenants in the Credit Agreement, except that if any portion of the SBA PPP Loan is not forgiven, for purposes of calculating financial covenants in the Credit Agreement, the unforgiven portion (a) will not be disregarded and (b) will be deemed to have been incurred as of the SBA PPP Loan Date.

Section 2.     Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.     Borrower and Bank shall have executed and delivered this Amendment.

2.2     Borrower shall have delivered to Bank such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Bank or its counsel, each of which shall be in form and substance satisfactory to Bank and its counsel.

Section 3.     Miscellaneous.

3.1.    Full Force and Effect; Reaffirmation. Except as supplemented, modified and amended by this Amendment, the terms and conditions of the Credit Agreement and other Loan Documents shall remain unmodified and shall continue in full force and effect. Borrower hereby reaffirms all of its obligations under the Credit Agreement and other Loan Documents, as supplemented, modified and amended hereby.

3.2.     Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic transmission (which shall include “PDF” or “TIFF” format) shall be as effective as delivery of a manually executed counterpart of this Amendment.

3.3.     Release. Borrower hereby voluntarily and knowingly forever releases, discharges, waives and relinquishes any and all claims, demands, causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby based on the acts or omissions of Bank and its past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the date hereof, that Borrower ever had, has or may have against the Released Parties.

3.4.     Reservation of Rights; No Waiver. Bank has not waived, is not by this Amendment waiving, and has no intention of waiving, any defaults which may occur after the date hereof, and Bank has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default, which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Except as expressly set forth in this Amendment, Bank reserves all of its respective rights and remedies under the Loan Documents, at law or in equity, and at such times as Bank from time to time may elect.

3.5.     Due Authorization, Execution and Delivery; Enforceability. The execution, delivery, and performance by Borrower in connection with this Amendment has been duly authorized by all requisite action by or on behalf of Borrower, and this Amendment has been duly executed and delivered on behalf of Borrower. This Amendment is enforceable against each such Person in accordance with its respective terms, except as enforceability may be limited by applicable debtor relief laws and general principles of equity.

3.6.     Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to agreements made and wholly performed within such state.

3.7     Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

3.8     Costs and Expenses. As an inducement to Bank entering into this Amendment and as otherwise required under the Loan Documents, Borrower hereby agrees to pay, upon execution and delivery of this Amendment, all cost and expenses of Bank incurred in connection with this Amendment and the matters contemplated herein, including all reasonable attorney’s fees.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by its duly authorized officers as of the day and year first above written.

Borrower:

Twin Disc, Incorporated

By:
Name: Jeffrey S. Knutson
Title: Vice President – Finance and Chief Financial Officer

Bank:

BMO Harris Bank N.A.

By:
Printed Name:
Title:

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